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                                                                    EXHIBIT 23.7


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Wachovia Corporation of our report dated January 23, 1998 relating to the financial of B C Bankshares, Inc. as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia                                PricewaterhouseCoopers LLP
December 21, 1999